EXHIBIT NO. 15

                     Share Marketing Plan (Rule 12b-1 Plan)




                                      -15-

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                              THE MONTGOMERY FUNDS

                             THE MONTGOMERY FUNDS II

                              SHARE MARKETING PLAN

                                (Rule 12b-1 Plan)


                  This Share Marketing Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by THE MONTGOMERY FUNDS and THE MONTGOMERY FUNDS II, business trusts organized respectively under the laws of the Commonwealth of Massachusetts and the State of Delaware (together, the "Trusts" and each, a "Trust") with respect to certain classes of each series of its shares (each such class covered by this Plan, a "Class" and each such series, a "Fund"). The Plan has been approved by a majority of each Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and by a majority of the shareholders of each Class of each Fund as required by the Act.

                  In reviewing the Plan, the Board of Trustees considered the proposed range and nature of payments and terms of the Investment Management Agreement between each Trust on behalf of each Fund and Montgomery Asset Management, L.L.C. (the "Adviser") and the nature and amount of other payments and fees that may be paid to the Adviser, its affiliates and other agents of the Trusts. The Board of Trustees, including the independent Trustees, concluded that the proposed overall compensation of the Adviser and its affiliates was fair and not excessive.

                  The Board of Trustees also may adopt a services plan that is intended to cover shareholder servicing that is not primarily intended to result in the sale of a Class's shares. In its considerations, the Board of Trustees also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Trusts to Funds Distributor, Inc. (the "Distributor"), as the initial "distribution coordinator," or other firms under agreements with respect to a Fund may be deemed to constitute impermissible distribution expenses. As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Accordingly, the Board of Trustees determined that the Plan also should provide that payments by Trusts and expenditures made by others out of monies received from the Trusts which are later deemed to be for the financing of any activity primarily intended to result in the sale of Class shares shall be deemed to have been made pursuant to the Plan.

                  The approval of the Boards of Trustees included a determination that in the exercise of the Trustees' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Trusts, each Class of each Fund to which the Plan applies and its shareholders. The Plan also has been approved by a vote of at least a majority of the outstanding voting securities of each Class of each Fund, as defined in the Act.

                  The provisions of the Plan are:

                  1. Annual Fee. The Trusts will pay to the Distributor, as the Funds' distribution coordinator, an annual fee for the Distributor's services in such capacity including its expenses in connection with the promotion and distribution of the Classes' shares and related shareholder servicing (collectively, "Distribution Expenses"). The annual fee paid to Distributor under the Plan will be calculated daily and paid monthly by each Class of each Fund on the first day of each month based on the average daily net assets of each specified Class of each Fund, as follows:

                  Class P at an annual rate of up to 0.25%; and

                  Class L at an annual rate of up to 0.75%.

                  2. Distribution Expenses in Excess of or Less Than Amount of Fee. All Distribution Expenses in excess of the fee rates provided for in this Plan may be carried forward and resubmitted in a subsequent fiscal year provided that (i) Distribution Expenses cannot be carried forward for more than 3 years following initial submission; and (ii) the Trusts' Boards of Trustees have made a determination at the time of initial submission that the Distribution Expenses are appropriate to be reimbursed. The fees paid by the Trusts on behalf of each Class of each Fund shall be refundable in the event that in any given year the fees are greater than the Distribution Expenses for that year. Distribution expenses will be paid on a first-in, first-out basis.

                  3. Expenses Covered by the Plan. The fee paid under Section 1 of the Plan may be used to pay for any expenses primarily intended to result in the sale of a Class's shares ("distribution services"), including, but not limited to: (a) costs of payments, including incentive compensation, made to agents for and consultants to the Distributor, any affiliate of the Distributor or the Trusts, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of the Class's shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of a Class's shares and servicing of a Class's shareholders, including, but not limited to, personnel of the Distributor, office space and equipment, telephone facilities, answering routine inquiries regarding the Classes, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trusts' transfer agency or other servicing arrangements; (c) all payments made pursuant to the form of Distribution Agreement attached hereto as an exhibit; (d) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Classes; (f) costs involved in preparing, printing and distributing sales literature pertaining to the Class; and (g) costs involved in obtaining whatever information, analyses and reports with respect to

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marketing  and  promotional  activities  that the Trusts may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by the Distributor as distribution coordinator or by a third party to the extent reimbursed therefor by the Distributor.

                  4. Written Reports. The Distributor shall furnish to the Boards of Trustees of the Trusts, for their review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to each Class of each Fund, and shall furnish the Boards of Trustees of the Trusts with such other information as the Boards of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued as to each Class of each Fund.

                  5. Termination. The Plan may be terminated as to any Class of any Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of the Class of a Fund, and any Distribution Agreement under the Plan may be likewise terminated on not more than sixty (60) days' written notice. Once terminated, no further payments shall be made under the Plan notwithstanding the existence of any unreimbursed current or carried forward Distribution Expenses.

                  6. Amendments. The Plan and any Distribution Agreement may not be amended to increase materially the amount to be spent for distribution and servicing of Class shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of the Class of a Fund. All material amendments to the Plan and any Distribution Agreement entered into with third parties shall be approved by the independent Trustees cast in person at a meeting called for the purpose of voting on any such amendment. The Distributor may assign its responsibilities and liabilities under the Plan to another party who agrees to act as "distribution coordinator" for the Trust with the consent of a majority of the independent Trustees.

                  7. Selection of Independent Trustees. So long as the Plan is in effect, the selection and nomination of the Trusts' independent Trustees shall be committed to the discretion of such independent Boards of Trustees.

                  8. Effective Date of Plan. The Plan shall take effect at such time as it has received requisite Trustee and shareholder approval and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Boards of Trustees of the Trusts, including the independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

                  9. Preservation of Materials. The Trusts will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to
Section 5 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

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                  10.  Meanings of Certain Terms. As used in the Plan, the terms
"interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trusts under the Act by the Securities and Exchange Commission.

                  11. Notice of Declaration of Trusts. The Distributor acknowledges that it has received notice of and accepts the limitations of each Trust's liability as set forth in their respective Declaration of Trust. The Distributor agrees that each Trust's obligations under this Agreement shall be limited to its respective Series and to their assets, and that the Distributor shall not seek satisfaction of any such obligation from the shareholders of another Series or Trust nor from any Trustee, officer, employee or agent of a Trust or a Series.

                  This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trusts and the Distributor, as distribution coordinator, as evidenced by their execution hereof, as of this ______ day of _______________________, 1997.

                                    THE MONTGOMERY FUNDS
                                    THE MONTGOMERY FUNDS II


                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                                    FUNDS DISTRIBUTOR, INC.,
                                    as Distribution Coordinator


                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------

                              THE MONTGOMERY FUNDS

                             THE MONTGOMERY FUNDS II

                            Share Marketing Agreement

                                                                    EXHIBIT ONLY
-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------



Ladies and Gentlemen:

                  This Share Marketing Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Company Act"), by THE MONTGOMERY FUNDS and THE MONTGOMERY FUNDS II, each a business trust (together, the "Trusts"), on behalf of various classes of the series of the Trusts (each series, a "Fund"), as governed by the terms of a Share Marketing Plan (Rule 12b-1 Plan) (the "Plan").

                  The Plan has been approved by a majority of the Trustees who are not interested persons of the Trusts or the Funds and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit each class of each Fund and its shareholders. The Plan also has been approved by a vote of at least a majority of the outstanding voting securities of each class of each Fund, as defined in the Company Act.


1. To the extent you provide eligible shareholder services of the type identified in the Plan to the Funds and the class (the "Class") of those Funds identified in the attached Schedule (the "Schedule"), we shall pay you a monthly fee based on the average net asset value of Class shares during any month which are attributable to customers of your firm, at the rate set forth on the Schedule.

                  2. In no event may the aggregate annual fee paid to you pursuant to the Schedule exceed ____ percent of the value of the net assets of the Class of each Fund held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Class uses to compute its net assets as set forth in its then effective Prospectus), without approval by a majority of the outstanding shares of the Class of each Fund.

                  3. You shall furnish us and the Trusts with such information as shall reasonably be requested by the Trusts' Board of Trustees with respect to the services performed by you and the fees paid to you pursuant to the Schedule.

                  4. We shall furnish to the Board of Trustees of the Trusts, for their review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to the Class of each Fund and the purposes for which such expenditures were made.

                  5. You agree to make shares of the Class of the Funds available only (a) to your customers or entities that you service at the net asset value per share next determined after receipt of the relevant purchase instruction or (b) to each such Fund itself at the redemption price for shares of the Class, as described in each Fund's then-effective Prospectus.

                  6. No person is authorized to make any representations concerning a Fund or shares of a Fund except those contained in each Fund's then-effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information.

                  7. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by each Fund to you in reasonable quantities upon request.

                  8. In no transaction shall you have any authority whatever to act as agent of the Funds and nothing in this Agreement shall constitute you or the Fund the agent of the other. You are not authorized to act as an underwriter of shares of the Funds or as a dealer in shares of the Funds.

                  9. All communications to the Funds shall be sent to: Funds Distributor, Inc., as Distribution Coordinator for the Funds, ________________________________. Any notice to you shall be duly given if mailed or telegraphed you at your address as indicated in this Agreement.

                  10. This Agreement may be terminated by us or by you, by the vote of a majority of the Trustees of the Trusts who are independent Trustees, or by a vote of a majority of the outstanding shares of the Class of a Fund, on sixty (60) days' written notice, all without payment of any penalty. It shall also be terminated automatically by any act that terminates the Plan.

                  11. The provisions of the Plan between the Trusts and us, insofar as they relate to you, are incorporated herein by reference.

                  This Agreement shall take effect on the date indicated below, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.


                                            FUNDS DISTRIBUTOR, INC.
                                            Distribution Coordinator



                                            By:       EXHIBIT ONLY
                                                ---------------------------
                                                Authorized Officer



                                            Dated:
                                                   ------------------------



Agreed and Accepted:



-------------------------------
              (Name)


By:
   ----------------------------
       (Authorized Officer)

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                              THE MONTGOMERY FUNDS

                             THE MONTGOMERY FUND II

                                  -------------

                      SCHEDULE TO SHARE MARKETING AGREEMENT
                         BETWEEN FUNDS DISTRIBUTOR, INC.
                           AS DISTRIBUTION COORDINATOR
                                       AND


                             -----------------------
                                     (Name)



                  Pursuant to the provisions of the Share Marketing Agreement between the above parties with respect to The Montgomery Funds and The Montgomery Funds II, Funds Distributor, Inc., as Distribution Coordinator, shall pay a monthly fee to the above-named party based on the average net asset value of shares of the Class of each Fund during the previous calendar month the sales of which are attributable to the above-named party, as follows:


               Fund                      Class                       Fee
               ----                      -----                       ---

San Francisco\8698